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                                                                   Exhibit 23.06


           [MOFFITT & COMPANY, P.C. LETTERHEAD]


March 2, 2001


iBIZ Technology Corp.
1919 West Lone Cactus Drive
Phoenix, AZ 85027


Dear Sir or Madam:

We hereby consent to the incorporation of our audited financial statements for the fiscal years ended October 31, 1999, dated January 10, 2000; and ended October 31, 2000 dated December 30, 2000, in the Amendment No. 3 to Form SB-2, originally filed on 1/11/2000, file number 333-94409, and all amendments thereto filed with the Securities and Exchange Commission.


Yours Very Truly,


/s/ Stanley M. Moffitt

Stanley M. Moffitt, CPA
Moffitt & Company, P.C.